EXHIBIT 21


                      SUBSIDIARIES OF THE REGISTRANT


                                          State of Incorporation
     Name                                     or Organization
     ----                                 ----------------------

Amber Resources Company                         Delaware
  of Colorado

Piper Petroleum Company                         Colorado

Delta Exploration Company, Inc.                 Colorado

Castle Texas Exploration                        Texas
  Limited Partnership